Exhibit 99.1

S h a re A cc o rd i ng t o B i l l board’ s Publishers Quarterly Overview • Leading, diversified music publishing and recorded music business • Frequently holds a Top - 10 U.S. Market • Highly accomplished, respected and award - winning platform • Led by an experienced mgmt . team of music professionals with decades of experience at major music companies INVESTOR FACT SHEET N ASDAQ: RSVR | Q2’FY23 71% Publishing TTM Revenue Breakout* 29% Recording *For the period ended 9.30.22 First U.S. - based publicly traded and female - founded independent music company Since its founding in 2007 , Reservoir has grown to represent over 140 , 000 copyrights and 36 , 000 master recordings with titles dating as far back as 1900 , and hundreds of # 1 releases worldwide . RESERVOIR SNAPSHOT Q2 Financial Performance New York, NY Headquarters ~$500M Market Capitalization 64M Shares Outstanding March 31 st Fiscal Year End 2021 2022 2020 2021 2022 2020 2021 2022 2020 2021 2022 Investor Contact: Alpha IR Group - Jackie Marcus or Alec Buchmelter - RSVR@alpha - ir.com $54 $66 $77 $9 $14 $31 2020 - Publishing - Recorded Music & Other Revenue ($MM) $35 $47 $64 $23 $32 $41 Free Cash Flow ($MM) FINANCIAL SUMMARY Gross Profit ($MM) Adj. EBITDA ($MM) INVESTMENT HIGHLIGHTS • Leading Independent Music Company with Proven Platform • Competitive Advantages & Value Enhancement Capabilities • Proven M&A Platform • Evergreen Catalog & Contemporary Hits • Growing Industry, Supported by Powerful Secular Tailwinds • Strong Growth & Operating Leverage Model $32 $35 $40 INDUSTRY & RESERVOIR ORGANIC REVENUE GROWTH Industry Organic Revenue CAGR Fiscal 2018 - 2022 (1) Wall Street Research Q 2’F Y 23 Q 2’F Y 22 Revenue $33. 3 M $30 . 3 M O p erating Income $6. 6 M $7. 8 M Adj. EBITDA $12. 8 M $12 . 7 M Growing Industry, Supported By Powerful Secular Tailwinds Reservoir Organic Revenue CAGR Fiscal 2018 - 2022 7% (1) Reservoir Consistently Outperformed The Industry 15%

INVESTOR FACT SHEET
NASDAQ: RSVR | Q2'FY23

SECULAR GROWTH DRIVERS

1 Rise of Digital & Availability of Streaming
- Digital CAGR: 14% (2010-20) vs. 10% (2020-30)

2 Growth Of Paid Streaming Subscribers
- Paid Subs CAGR: 48% (2010-20) vs. 11% (2020-30)

3 Growth Of Streaming In Emerging Markets
- EM to contribute 30% of subs by 2030 vs. mid-single digits today

4 Expansion Of Emerging Music Monetization Platforms
- TikTok, Triller, Supernatural, Roblox

5 Increased Government Intervention
- Curb piracy and improved monetization rates for content owners

6 Recovery In Process Across Impacted Royalty Streams
- Gym/Bars/Restaurants, Synch, Music Releases, Live Music

MUSIC PUBLISHING

- **140K+** Copyrights
- **97%** Catalog retention for over **10** years
- No musical composition accounts for more than **3%** of revenue

RECORDED MUSIC

- **36K+** Sound recording copyrights
- **100%** Ownership of Each Master Recording typically
- No master recording accounts for more than **9%** of Net Label Share

PIPELINE & DEAL FLOW

281 NEW DEALS CONSIDERED IN **FY2021** → **102** OFFERS MADE **36%**[1] → **71** DEALS INTO EXCLUSIVITY **25%**[1] → **66** DEALS CLOSED **23%**[1]

220+ M&A Targets in Current Pipeline as of 9/30/22 totaling **$2.1B**

$650M+ Capital Deployed since inception[2]

>88% of Acquired Gross Profit Should Fall to Adj. EBITDA[3]

12% Unlevered IRR since 2007[4]

NOTEABLE DEALS IN Q2'FY23

Louis Prima



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Nick Lee



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VOB
صوت بيروت

Brit Taylor



1 Based on total offers made, deals into exclusivity, and deals closed as a percentage of new deals considered in FY2021, respectively
2. As of 09-30-22
3. For the period FY18-FY22
4. IRR represents a net return on invested capital since inception (2007) by the majority shareholder marking the investment to market upon close of SPAC merger